UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Registration Statement Under

THE SECURITIES ACT OF 1933

Venyra Corporation
(Exact name of registrant as specified in charter)

Wyoming	7372	30-1439127
(State or other jurisdiction	(Primary Standard Classi-	(IRS Employer
of incorporation)	fication Code Number)	I.D. Number)

Juvenal Victor

Fontes Dos Santos

1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801

(562) 312-6022

Email: office@venyra.net

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

The Law Offices Of Thomas C. Cook Attorney And Counselor At Law 10470 W. Cheyenne Avenue, Suite 115, pmb 303 Las Vegas, Nevada 89129 (702) 524-9151 tccesq@aol.com (For correspondence)

BizFilings

8020 Excelsior Dr #200, Madison, WI 53717
Tel. 1-800-981-7183
Email: info@BizFilings.com

(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “ emerging growth company ” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Proposed Maximum Offering	Registration Fee
Common Stock	4,000,000	0.03	$120,000	$18

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed.   These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated July 18, 2025

PRELIMINARY PROSPECTUS

VENYRA CORPORATION

4,000,000 SHARES OF COMMON STOCK

This is the initial offering of the shares of common stock of Venyra Corporation., a Wyoming company (“we”, “us”, “our”, “Venyra”, the “Company” or similar terms).  The offering price per share of our common stock is $0.03 per share (the “Shares”).  This prospectus relates to the offer and sale of a maximum of 4,000,000 Shares (the “Maximum Offering”).  There is no minimum for this offering.  The offering will commence promptly on the date upon which this prospectus is declared effective by the Securities and Exchange Commission (“SEC”) and will continue for 12 months (365 days).  We will pay all expenses incurred in this offering.  We are an “emerging growth company” under applicable SEC rules and will be subject to reduced public company reporting requirements.

The offering of the 4,000,000 shares is on a “best efforts” basis, which means that our sole officer and director will use his best efforts to sell the shares and there is no commitment by any person to purchase any shares.  This prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares that he may sell.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The offering shall terminate on the earlier of (i) when the offering period ends (365 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is a part.

As of the date of this filing, our Director, Juvenal Victor Fontes Dos Santos owns, in aggregate, common stock representing 100% of the outstanding shares of our common stock. While he continues to control 100% of the voting power in our Company, Juvenal Victor Fontes Dos Santos will have effective control over the Company therefore we might be deemed “controlled Company”. The shares owned by our Director, as identified in this registration statement, are not being offered for resale under this registration.

If no shares are sold following this offering, Juvenal Victor Fontes Dos Santos will continue to hold 100% of the shares issued. If all 4,000,000 shares are sold, Juvenal Victor Fontes Dos Santos will hold 50% of the stock. There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTCQB/OTCQX. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk.  You should carefully consider the factors described under the heading “Risk Factors” beginning on page 13 before investing in our shares of common stock.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS JULY 18, 2025

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TABLE OF CONTENTS

Prospectus Summary	7
The Offering	10
Summary Financial Information	11
Risk Factors	13
Risk Factors Relating to Our Company	19
Risks Associated With This Offering	20
Use of Proceeds	23
Determination of the Offering Price	23
Dividend Policy	23
Dilution	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations	25
Description of Business	26
Legal Proceedings	31
Market for Common Equity and Related Stockholder Matters	31
Directors, Executive Officers, Promoters and Control Persons	36
Executive Compensation	38
Security Ownership of Certain Beneficial Owners and Management	39
Plan of Distribution	40
Certain Relationships and Related Transactions	42
Description of Securities	42
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	44
Where You Can Find More Information	45
Interests of name experts and counsel	45
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	45
Financial Statements	46

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Please read this prospectus carefully.  It describes our business, our financial condition and our results of operations.  We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

We cannot provide any assurance that we will be able to raise sufficient funds from this offering to proceed with our twelve months business plan.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of key information found in this prospectus. It is essential to note that this summary does not encompass all the necessary details for making an informed investment decision. Prior to making any investment choices, it is imperative that you thoroughly review the complete contents of this prospectus, including sections such as "Risk Factors," "Description of Business," "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements. Your investment decision should be based on a comprehensive understanding of all disclosed information within this prospectus. Unless the context otherwise requires, we use the terms “we”, “us,” “our,” “Company,” and “corporation” in this prospectus to refer to Venyra Corporation, a Wyoming incorporated entity. To refer to Company’s website, we use the terms “website”, “platform”.

The information provided in this prospectus is accurate only as of the date indicated on the front page, regardless of the delivery date or any subsequent sale of our common stock. Since the date on the front page, there may have been changes to our business, financial condition, and results of operations. We urge you to carefully read this prospectus before deciding whether to invest in any of the common stock being offered.

Venyra Corporation

We are a newly development stage company and were incorporated in Wyoming on February 20, 2025. To support first-time founders and busy professionals, we have launched the initial version of our website, which currently functions as an informational hub for our services and mission. We intend to integrate AI-powered services and news and insights section into our website, thereby transforming it into a comprehensive platform. Users will also be able to have access and test our API-based services directly through the website, including the generation of business plans, brand identities, and other key strategic deliverables. We help first-time founders and busy professionals build strong brands and launch businesses with AI-powered tools. Our financial statements as of April 30, 2025, report no revenues and a net loss of $1,429. To implement our operational plan, we require a minimum funding of $30,000 for the next twelve months. As of the date of this Prospectus, our cash balance is $4,000. Our independent auditor has issued an opinion expressing doubt about our ability to continue as a going concern.

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Venyra” refer to Venyra Corporation unless the context otherwise indicates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop or if developed it will be sustained.

The following summary highlights selected information contained in this prospectus.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

We are an “emerging growth company” within the meaning of the federal securities laws.  For as long as we are an emerging growth company, we will not be required to comply with the

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requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.  For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “RISK FACTORS RISKS RELATED TO OUR COMMON STOCK - AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS” on page 19 of this prospectus.

The Company, its executive, and any Company promoters or their affiliates do not intend for the Company, once reporting, to be used as a vehicle for a private company to become a reporting company.

We do not believe that we are a blank check company because we have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Company

We believe we are not a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have more than nominal operations.  We were incorporated on February 20, 2025, under the laws of the State of Wyoming. We have launched the initial version of our website, which currently functions as an informational hub for our services and mission. We intend to integrate AI-powered services and a news and insights section into our website, thereby transforming it into a comprehensive platform. Our platform will be design to assist startups and entrepreneurs in creating business plans, and optimizing their market positioning through advanced digital tools. Our primary service, the Business Plan Generator API, will enable users to generate comprehensive business plans according to user’s specific needs and goals, providing a foundation for business success.

In the future we plan to develop tools like Business Name Generator API and Logo Generator, enabling businesses to establish unique identities. Our platform continuously evolves with customer-driven updates and dedicated support to assist users in navigating the startup journey.

We are a newly created company that has not realized any revenues through April 30, 2025 with a net loss of $1,429. Our initial funding is based on a loan agreement under which our director, Juvenal Victor Fontes Dos Santos, committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided to date.  Our independent auditor, Victor Mokuolu, CPA PLLC has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern.  Our address is 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, USA.  Our telephone number is (562) 312-6022. Our website is located at https://venyra.net.

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Venyra Corporation is currently in the developmental stage, focusing on the development of the platform. To carry out our business plan, we require a minimum of $30,000 over the next twelve months as detailed in our Plan of Operations. The net proceeds from this offering will be used for business operations. While we expect to generate revenues within the first year of completing this offering, there is no guarantee that we will generate any revenue within the first twelve months or ever. Without a minimum funding of $30,000 our business may fail.

Under U.S. federal securities legislation, our common stock will be “penny stock”.  Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination.  Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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THE OFFERING

Securities offered:	4,000,000 shares of our common stock, par value $0.03 per share.
Offering price:	$0.03
Duration of offering:	The 4,000,000 shares of common stock are being offered for a period of 12 months (365 days).
Gross proceeds to us:	$120,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 18.
Market for the common stock:

There is no public market for our shares. Our common stock is not traded on any stock exchange or the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we plan to engage a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over-the-Counter Quotations Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000 restricted shares of common stock
Shares outstanding after offering:	8,000,000 shares of common stock (assuming all the shares are sold)
Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 13.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our financial statements as of and for the period from February 20, 2025 (Inception) to April 30, 2025.

From February 20, 2025 (Inception) to April 30,2025
Financial Summary
Cash and cash equivalents	$4,000
Total Assets	$23,300
Total Liabilities	$20,729
Total Stockholder’s Equity (deficit)	$2,571

From February 20, 2025 (Inception) to April 30,2025
Total operating expenses	$1,429
Net income (loss)	$(1,429)
Net income (loss) per share	(0.00)

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a.	The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b.	The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c.	The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d.	The date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

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As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Smaller Reporting Company

Implications of being an emerging growth company - the JOBS Act

We qualify as an emerging growth company as that term is used in the JOBS Act.  An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.  These provisions include:

-	A requirement to have only two years of audited financial statements and only two years of related MD&A;

-	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

-	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

-	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an “emerging growth company”.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

An investment in our common stock involves a number of significant risk.  This section includes all of the known material risks in the offering.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE HAVE NOT EARNED REVENUE AS OF APRIL 30, 2025 AND OUR ABILITY CONTINUE OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $1,429 as of April 30, 2025, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the solar water pump business.  Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise a doubt that we will be able to continue as a going concern. Victor Mokuolu, CPA PLLC our independent registered public accounting firm has expressed a doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  If we fail to raise sufficient capital when needed, our director Juvenal Victor Fontes Dos Santos has agreed to give us an interest-free loan to fund our operations.  Otherwise, we will not be able to complete our business plan.  As a result, we may have to liquidate our business and you may lose your investment.  You should consider our independent registered public accountant’s comments when determining whether to make an investment.

WE ARE DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO CONTINUE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS.  WE MAY NEED TO OBTAIN ADDITIONAL FINANCING.

Our current operating funds are less than necessary to complete our intended operations.  We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus.

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As of April 30, 2025, we had cash in the amount of $4,000 and liabilities of $20,729.  As of this date, we have no revenues and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve additional revenues and profitable operations.  We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues.  Our director Juvenal Victor Fontes Dos Santos has agreed to give us an interest-free loan to fund our operations.  We require a minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year.  If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Juvenal Victor Fontes Dos Santos, our sole officer and director, who has agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations.  We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE REQUIRE ADDITIONAL CAPITAL AND FINANCING TO CONTINUE OUR BUSINESS AND FAILURE TO OBTAIN CAPITAL COULD CAUSE OUR BUSINESS TO FAIL.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our April 30, 2025 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to implement our business plan and to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS.  WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 20, 2025 and have commenced limited business operations.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates.  We anticipate that we will incur increased operating expenses without realizing significant revenues.  We expect to incur significant losses in the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful.  If we are unsuccessful in addressing these risks, our business will most likely fail.

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 WE MAY NOT BE ABLE TO COMPETE AGAINST OUR COMPETITORS.

We expect to face strong competition from well-established companies and small independent companies, such as NameMesh, LogoAI, and Venturekit. We may struggle more than our competitors to cope with rising business costs and expenses, limiting our ability to compete effectively. Our opportunity to obtain customers may be limited by our financial resources and other assets.  We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

THE UTILIZATION OF AI TECHNOLOGIES IN OUR PRODUCTS AND SERVICES INTRODUCES POTENTIAL RISKS THAT MAY RESULT IN REPUTATIONAL HARM OR LEGAL LIABILITY, IMPACTING OUR BUSINESS, FINANCIAL CONDITION, AND OPERATING RESULTS.

Venyra Corporation plans to integrate AI technology into its platform services to improve user experience and streamline key business development processes. One of our primary future offerings will be an AI-powered Business Plan Generator designed to assist users in creating and customizing business plans tailored to their specific needs. However, as is typical with emerging technologies, the deployment and ongoing use of AI may involve certain inherent risks. There is no guarantee that our AI-powered services will achieve broad adoption among our target audience. Future limitations or errors in the performance of our AI technologies may affect the accuracy and reliability of outputs, potentially exposing us to regulatory scrutiny or reputational damage. Ethical considerations—such as concerns related to bias, transparency, or impacts on privacy and employment—may further complicate the adoption of our AI tools. If any of our AI solutions are perceived as controversial or misaligned with public expectations, it could negatively affect our brand, user trust, and overall business operations.

THE COMPANY RELIES ON FUTURE DEVELOPMENT AGREEMENTS FOR ITS PLATFORM.

While the initial Website Development Agreement—filed as Exhibit 10.2 to this prospectus and concluded on March 10, 2025—has been successfully completed and the website is currently operational. As part of the Website Development Agreement, on March 10, 2025, the Company entered into a Promissory Note filed as Exhibit 10.4, to facilitate partial payment obligations under the development contract. The Promissory Note provides for principal in the amount of $3,500, payable in accordance with the agreed schedule. Venyra Corporation is preparing to initiate the development of its core services, which will integrate AI-driven services and enhanced functionalities. The Company intends to enter into new development agreements to support the creation, maintenance, and scaling of these AI-enabled tools. As these agreements are yet to be finalized, there exists a significant dependency on the successful negotiation, execution, and performance of such future arrangements. Any delays, disruptions, or underperformance by future development partners could adversely impact the Company’s ability to launch and operate its core services as planned. Accordingly, the Company’s business prospects, technological advancement, and market position may be materially affected by risks inherent in outsourcing critical software development and innovation components.

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RISKS ASSOCIATED WITH LACK OF DEMAND FOR OUR PRODUCTS.

Although we have not yet started generating revenue, our business could be adversely affected if there is insufficient demand for our platform. A lack of customer interest or customers choosing our competitors could hinder our profitability. To mitigate this, we may need to allocate additional resources for marketing efforts, such as social media campaigns and other promotional strategies, to attract and retain customers.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending.  These macroeconomic developments may affect our business, operating results or financial condition in a number of ways.  For example, our potential customers may never start spending with us or may have difficulty paying us. A slow or uneven pace of economic recovery would negatively affect our ability to start our business and obtain financing.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY.  IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Although we are yet to begin selling our products, due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our products/services known to potential customers.  Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably.  If we cannot operate profitably, we may have to suspend or cease operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.  AS A RESULT, OUR STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL RESULTS, WHICH COULD HARM OUR BUSINESS AND THE MARKET VALUE OF OUR COMMON SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  We may in the future discover areas of our internal controls that need improvement.  Section 404 of the Sarbanes-Oxley Act of 2002 will require us to continue to evaluate and to report on our internal controls over financial reporting.  We cannot be certain that we will be successful in continuing to maintain adequate control over our financial reporting and financial processes.  Furthermore, if our business grows, our internal controls will become more complex, and we will require significantly more resources to ensure our internal controls remain effective.  Additionally, the existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weaknesses or significant deficiencies and management may not be able to remediate any such material weaknesses or significant deficiencies in a timely manner.

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KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The Company is entirely dependent on the efforts of its sole officer and director Juvenal Victor Fontes Dos Santos.  The Company does not have an employment agreement in place with its sole officer and director.  His departure or the loss of any other key personnel in the future could have a material adverse effect on the business.  There is no guarantee that replacement personnel, if any, will help the Company to operate profitably.  The Company does not maintain key person life insurance on its sole officer and director.

WE DO NOT MAINTAIN ANY INSURANCE AND DO NOT INTEND TO MAINTAIN INSURANCE IN THE FUTURE.

We do not maintain any insurance and do not intend to maintain insurance in the foreseeable future.  Because we do not have any insurance, if we are made a part of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY THAT IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company.  Juvenal Victor Fontes Dos Santos, our sole officer and director has no experience managing a public company that is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR PRESIDENT, MR. JUVENAL VICTOR FONTES DOS SANTOS DOES NOT HAVE ANY PRIOR EXPERIENCE IN SELLING STOCKS, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED.  AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO START OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. does not have any experience in selling stocks.  Consequently, we may not be able to raise any funds successfully.  Also, the best effort offering does not require a minimum amount to be raised.  Our initial funding is based on a loan agreement under which our director, Juvenal Victor Fontes Dos Santos, committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided to date.  If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

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 BECAUSE MR. JUVENAL VICTOR FONTES DOS SANTOS, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. JUVENAL VICTOR FONTES DOS SANTOS, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. JUVENAL VICTOR FONTES DOS SANTOS.

Juvenal Victor Fontes Dos Santos, our sole officer and Director, is a non-resident of the United States. Consequently, serving legal documents on Mr. Juvenal Victor Fontes Dos Santos within the United States and enforcing judgments against her may prove challenging, potentially hindering investors' ability to take legal action in cases of alleged rights infringement under U.S. securities laws or other matters. Additionally, even if successful in such actions, the legal framework in Spain may limit the enforceability of judgments against Mr. Juvenal Victor Fontes Dos Santos's assets. This may result in greater difficulty for our shareholders in safeguarding their interests through legal proceedings compared to shareholders of U.S.-based companies with domestically residing officers and directors.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OF OUR OUTSTANDING COMMON STOCK, IF ALL THE SHARES BEING OFFERED ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum-offering shares will be sold, Juvenal Victor Fontes Dos Santos, our sole officer and Director, will own 50 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. We will be considered a controlled Company as long as Juvenal Victor Fontes Dos Santos, our sole officer and Director, owns more than 50% of our common stock.

The interests of Juvenal Victor Fontes Dos Santos may not align with the interests of the other stockholders and may result in corporate decisions that may be unfavorable to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, THERE IS A RISK OF SPORADIC OPERATIONS WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING SUFFICIENT CUSTOMER BASE AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Juvenal Victor Fontes Dos Santos, our sole officer and Director will only be devoting limited time to our operations. He will be devoting approximately 40 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient. Consequently, there is a risk of periodic interruptions or suspensions of our operations, potentially leading to a revenue shortfall and, ultimately, a possible cessation of operations. But our sole officer and Director, Juvenal Victor Fontes Dos Santos, has agreed to commit more time to our operations as required if the Company’s operations grow and require more of their participation.

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RISK FACTORS RELATING TO OUR COMMON STOCK

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act.  As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

-	Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	Disclose certain executive compensation related items such as the correlation between executive compensation and performance comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or the auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

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BECAUSE WE DO NOT PLAN TO REGISTER OUR COMMON STOCK UNDER THE EXCHANGE ACT BEFORE THIS REGISTRATION STATEMENT BECOMES EFFECTIVE, WE WILL NOT BE A FULLY REPORTING COMPANY.

Upon the effectiveness of this registration statement, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. These requirements are more limited than those imposed on companies that register a class of securities under Section 12 of the Exchange Act. Until we file a registration statement on Form 8-A and become subject to the full reporting requirements, including the filing of current reports on Form 8-K, we won’t be considered a fully reporting company, and investors may receive less information than they would from a fully reporting company.

As a result, we won't be subject to the proxy rules (Section 14), short-swing profit rules (Section 16), or certain tender offer rules that apply to fully reporting companies. This means investors will have less information and fewer protections than they would with a company registered under Section 12.

Furthermore, our reporting obligations under Section 15(d) will automatically suspend if we have fewer than 300 record shareholders at the start of any fiscal year after this offering. If suspended, even less information about us would be publicly available, which could negatively impact our stock's value and liquidity.

RISKS ASSOCIATED WITH THIS OFFERING

OUR OFFERING IS BEING MADE ON A BEST EFFORTS BASIS WITH NO MINIMUM AMOUNT OF SHARES ARE REQUIRED TO BE SOLD FOR THE OFFERING TO PROCEED.

In order to implement our business plan, we require funds from this offering.  We require a minimum of $30,000 from the offering to implement your business plan.  However, our offering is being made on a best efforts basis with no minimum amount of shares required to be sold in the offering to proceed.  If we raise only a nominal amount of the proceeds we may be unable to implement our business plan and we will have to suspend or cease operations and you may lose your investment in our company.  In addition, because there is no minimum offering amount, our ability to close the offering early poses a risk of loss of your investment in our company.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value.  Additionally, as the Company was formed on February 20, 2025 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

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MONEY RAISED IN THIS OFFERING WILL BE IMMEDIATELY AVAILABLE TO THE COMPANY AND INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Money raised in this offering will be immediately available to the company and our sole officer and director.  Investors do not have the right to withdraw invested funds.  Subscription payments will be paid directly to us and held on our corporate bank account if the Subscription Agreements are in good order and the Company accepts the subscription.  Therefore, once an investment is made, investors will not have the use or right to return of such funds.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section.  However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes.  The failure of our management to use these funds effectively could result in unfavorable returns.  This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions.  There is no guarantee that he will be able to sell any of the shares.  Unless he is successful in selling at 25% of the shares and we receive the proceeds in the amount of $30,000 of this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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THE LACK OF AN ESTABLISHED TRADING MARKET FOR OUR SECURITIES COULD SEVERELY LIMIT YOUR ABILITY TO SELL YOUR SHARES AND MAY RESULT IN YOU LOSING ALL OR PART OF YOUR INVESTMENT.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement to file an application to have our shares quoted on the OTC Markets (OTCQB and OTCQX). The OTCQB and OTCQX are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCQB and OTCQX are not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB and OTCQX, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB and OTCQX that become delinquent in their required filings will be removed following a 30 or 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved or that our stock will be quoted for sale.

As of the date of this filing, there have been no discussions or understandings between neither the Company no anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $10,000.  We will have to utilize funds from Juvenal Victor Fontes Dos Santos, our sole officer and director, who has committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided to date.  After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the on the OTC Markets (OTCQB and OTCQX).  To be eligible for quotation, issuers must remain current in their filings with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.  Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets (OTCQB and OTCQX).

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USE OF PROCEEDS

Our public offering of 4,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed.  The offering price per share is $0.03.  The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $120,000 as anticipated.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000
Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000

Net Proceeds to the Company
Use of Proceeds:
Legal & Accounting	$10,000	$10,000	$10,000	$10,000
Website maintenance and updates	$3,000	$11,000	$18,000	$30,000
AI Development	$6,000	$22,000	$36,000	$48,000
Marketing and advertising	$1,000	$7,000	$16,000	$22,000
Total	$20,000	$50,000	$80,000	$110,000

Please see a detailed description of the use of proceeds in the “Plan of Operation” section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

We have determined the offering price of the 4,000,000 shares being offered arbitrarily.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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DILUTION

The net tangible book value of our company as of April 30, 2025, was $2,571 or $0.001 per share of common stock (“Common Stock”). Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets less total liabilities) by the number of outstanding shares of our Common Stock on April 30, 2025.

Our net tangible book value and our net tangible book value per share will be impacted by the 4,000,000 shares of Common Stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $0.03 per share.

We are registering 4,000,000 shares of Common Stock for sale by our company. If all shares are sold at the offering price of $0.03 per share our net tangible book value and per share dilution under various offering scenarios as of April 30, 2025, is illustrated in the following table:

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
Proceeds	$30,000	$60,000	$90,000	$120,000
Expenses	$10,000	$10,000	$10,000	$10,000
The historical net tangible book value as of April 30, 2025	$2,571	$2,571	$2,571	$2,571
Post offering net tangible book value	$22,571	$52,571	$82,571	$112,571
Post offering net tangible book value per share	0.00	0.01	0.01	0.01
Pre-offering net tangible book value per share	0.00	0.00	0.00	0.00
Increase (Decrease) in net tangible book value per share after offering	0.00	0.01	0.01	0.01
Dilution per share	0.03	0.02	0.02	0.02
% dilution	85,94	70,79	60,68	53,10
Capital contribution by purchasers of shares	$30,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$4,000	$4,000	$4,000	$4,000
Percentage capital contributions by purchasers of shares	88.24%	93.75%	95.74%	96.77%
Percentage capital contributions by existing stockholders	11.76%	6.25%	4.26%	3.23%
Gross offering proceeds	$30,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$20,000	$50,000	$80,000	$110,000
Number of shares after offering held by public investors	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Total shares issued and outstanding	$5,000,000	$6,000,000	$7,000,000	$8,000,000
Purchasers of shares percentage of ownership after offering	20.00%	33.33%	42.86%	50.00%
Existing stockholders’ percentage of ownership after offering	80.00%	66.37%	57.14%	50.00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the service we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements.  Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Results of Operations

During the period from February 20, 2025 (Inception) to April 30, 2025, we had no revenue and incurred $1,429 of operating expenditures comprised of general and administrative expenses.

Cash Flows

During the period from February 20, 2025 (Inception) to April 30, 2025, we used $2,071 of cash for operating activities, we used $19,300 of cash for investing activities and had net cash provided by financing activities of $21,229. The financing activities comprised of $17,229 proceeds from a related party, our President and Director.

Trends

There is no assurance that we will be able to generate cash flows from our operations. The outcome of these matters cannot be predicted with any certainty at this time and raises substantial doubt that we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

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DESCRIPTION OF BUSINESS

Our Company

The Company was formed on February 20, 2025 in the State of Wyoming.

Overview

Venyra Corporation is a technology-driven company developing a platform with AI-powered services aimed at simplifying and enhancing the startup journey. Our mission is to empower entrepreneurs, solopreneurs, and small business teams by providing them with innovative, efficient, and user-friendly tools for business planning, branding, and strategic development.

To support first-time founders and busy professionals, we have launched the initial version of our website, which currently functions as an informational hub for our services and mission. We intend to integrate AI-powered services and a news and insights section into our website, thereby transforming it into a comprehensive platform. Users will also be able to have access and test our API-based services directly through the website, including the generation of business plans, brand identities, and other key strategic deliverables. Our primary offering will be the AI-powered Business Plan Generator API, a service designed to assist users in creating structured, comprehensive business plans related to their specific industry and strategic objectives. This service will enable users to:

  Develop personalized business plans with AI-generated insights.
  Structure their company info, marketing and financial details and competitor analysis.
  Align their business model with industry best practices.

On May 26, 2025, the Company entered into an API Development Agreement for the development of its AI Business Plan Generator. The development of this API is expected to be completed by the end of July, 2025.

Future Developments

As part of our long-term vision, we intend to expand our platform by introducing additional AI-driven services, including:

  Business Name Generator – A service designed to generate unique, industry-relevant business names based on branding principles and keyword analysis.
  Logo Generator – An automated system that produces professional, high-quality, and customizable logos to support brand identity and market positioning.

These planned additions will further solidify our platform as a comprehensive, AI-driven business solutions provider, offering entrepreneurs an all-in-one suite of tools to streamline their early-stage business development. Venyra Corporation is committed to continuous innovation, ensuring users have access to cutting-edge tools that align with evolving market trends. Our long-term vision is to establish ourselves as a leading AI-driven business solutions provider, revolutionizing how startups are launched and scaled.

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Our Website

Our company has launched the initial version of our website https://venyra.net, which currently functions as an informational hub for our services and mission. We intend to integrate AI-powered services and a news and insights section into our website, thereby transforming it into a comprehensive platform. The AI-powered services will be integrated in the near future. The website is designed to provide an intuitive and efficient user experience, enabling entrepreneurs, startups, and small businesses to access a suite of advanced tools tailored to their specific needs.

The key functionalities of our website will include:

  Business Plan Generation – An AI-driven tool designed to assist users in developing structured, comprehensive, and investor-ready business plans that align with their industry and strategic objectives.
  Blog – A dedicated section providing industry insights, business strategies, and instructional content aimed at equipping entrepreneurs with essential knowledge and guidance for business development.
  API Integration Capabilities – A set of application programming interfaces (APIs) that allow third-party platforms to integrate our AI-powered business tools seamlessly into their own systems and operations.

As the Company continues to expand its product offerings, it intends to enhance the website’s functionalities by incorporating additional AI-driven tools and features designed to support businesses at various stages of growth and development.

Business Strategy

Venyra Corporation operates in the AI-powered business solutions sector, which has experienced significant growth in recent years. Our strategy is built upon the following key pillars:

1. AI-Driven Automation and Efficiency

Our platform incorporates AI-powered services that automate key business functions, enabling entrepreneurs to efficiently generate business plans and other strategic assets.

2. Scalable and Accessible Solutions

We plan to offer a highly scalable business model that provides services through an intuitive web platform and API integrations. This will allow third-party applications and businesses to incorporate our AI-powered tools, expanding our market reach and enhancing customer engagement.

3. Continuous Innovation and Feature Development

We will continuously invest in research and development to introduce new AI-driven features. By incorporating user feedback and closely monitoring market trends, we aim to keep our platform relevant, competitive, and valuable to modern entrepreneurs.

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4. Customer-Centric Approach

We will prioritize user accessibility and satisfaction by designing a platform that accommodates various levels of technical expertise. Our strategy includes providing seamless user experiences and offering dedicated customer support to assist users with customization, troubleshooting, and optimal use of our services.

Marketing

As we expand our business and enhance our AI-driven platform, our future marketing strategy will focus on increasing brand awareness, driving customer acquisition, and fostering long-term user engagement. The key components of our planned marketing approach include:

  Digital Marketing & Content Strategy

We plan to develop and implement an SEO-optimized content strategy, including blog articles and educational resources, to attract startups seeking AI-powered business solutions. Our blog will cover industry insights, startup success strategies, and AI advancements, positioning Venyra Corporation as a thought leader in the business technology space.

  Social Media & Community Engagement

In the future, we intend to actively engage with our target audience through social media channels, sharing insights, customer success stories, and product updates. Platforms such as LinkedIn, Twitter, and industry-specific forums will help us connect with potential customers and industry influencers, driving organic brand growth.

  Strategic Partnerships & Collaborations

As part of our long-term growth strategy, we aim to establish partnerships with startup incubators, accelerators, and business development programs to reach early-stage entrepreneurs who could benefit from our solutions. Additionally, collaborations with SaaS companies and AI technology providers will enable us to expand our service offerings and market penetration.

  API Subscriptions & B2B Integrations

In the future, we plan to offer API access to businesses and platforms looking to integrate our AI-powered tools. This will allow us to expand our user base while positioning Venyra Corporation as a leading AI solutions provider in the B2B sector. By enabling seamless API integrations, we will enhance our platform’s scalability and accessibility across various industries.

These marketing initiatives will be progressively implemented as we expand our platform’s capabilities and introduce new AI-driven services, ensuring a strong market presence and sustained business growth.

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Competitive Advantages

Venyra Corporation differentiates itself in the market through several key competitive advantages:

  Comprehensive AI-Powered Solutions – Unlike competitors that offer individual business tools, our platform will provide an all-in-one solution for business planning and strategy development.
  User-Friendly Interface – Our intuitive platform will ensure a smooth and accessible experience for entrepreneurs with varying levels of technical expertise.
  Customization & Flexibility – Users will be able to tailor business plans, names, and logos to align with their specific goals and brand identities.
  Continuous Feature Expansion – We are committed to innovation, consistently adding new functionalities to enhance user experience.
  B2B API– Our API services will allow other businesses to integrate our AI-powered tools, expanding our market reach and revenue potential.

Future Growth & Expansion Plans

Venyra Corporation is focused on continuous growth, expansion, and the development of new features to better serve the startup ecosystem. Our future plans include:

1. Expansion of Industry-Specific Branding Tools

To cater to niche markets, we plan to introduce specialized branding tools designed for specific industries, providing targeted solutions for a broader audience.

2. Business Consultation Services

Recognizing the need for expert guidance, we plan to offer professional business consultations, providing startups with strategic advice, industry insights, and personalized recommendations.

3. Enhanced API Functionality

We aim to expand our API services to include additional business development tools, allowing for deeper integration with third-party applications and platforms.

Industry and Competitive Landscape

The market for AI-driven business solutions is experiencing significant growth, with increasing demand for automation and intelligent decision-making tools. Our primary competitors include:

  NameMesh – A business name generator that uses keyword analysis and domain availability checks.
  Venturekit – A startup-focused AI service offering business plan templates.
  LogoAI – An AI-powered logo design tool tailored to user preferences.
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While these competitors offer individual components of our service, Venyra Corporation plans to provide a comprehensive, all-in-one platform that seamlessly integrates services with AI-powered business planning, branding, and strategic development.

Our comprehensive platform, competitive advantages, and future expansion plans ensure long-term growth, making us an attractive investment opportunity in the evolving AI business technology sector.

Employees

Venyra Corporation is a company with only one employee, Fontes Dos Santos Juvenal Victor, our President, CEO, Treasurer, Secretary, Director. The Company may consider hiring more employees if the need arises.

Offices

Our current office space is located at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, USA. Our telephone number is +15623126022.

Government Regulation

As a company, we understand the importance of complying with all applicable regulations, rules, and directives of governmental authorities and agencies. While we do not anticipate any immediate government approvals or regulations impacting our business, we remain committed to maintaining compliance with all applicable laws and regulations in any jurisdiction where we conduct activities.

Regarding intellectual property, we currently have not obtained any copyrights, patents, or trademarks, and we do not anticipate filing any applications related to any assets over the next 12 months. However, we recognize the importance of protecting our intellectual property and may consider taking appropriate measures to do so in the future.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

FACILITIES

Our current office space is located at 1309 Coffeen Avenue STE 1200 Sheridan, Wyoming 82801, USA. Our telephone number is +15623126022.This location serves as our primary office for planning and implementing our business plan.

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EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus.  Our sole officer and director, Juvenal Victor Fontes Dos Santos, is an independent contractor to the Company and currently devotes approximately 40 hours per week to company matters.  After receiving funding, Mr. Fontes Dos Santos plans to devote, as much time to the operation of the Company as he determines is necessary for him to manage the affairs of the Company.  As our business and operations increase, we will assess the need for full time management and administrative support personnel.

LEGAL PROCEEDINGS

The issuer is not party to any pending material legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained. We have not paid any dividends on our Common Stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends.

Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

HOLDERS

As of April 30, 2025, the Company has one (1) shareholder who holds 100% of its issued and outstanding Common Stock.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans.

PLAN OF OPERATION

Our cash balance is $4,000 as of April 30, 2025. We do not believe that our cash balance is sufficient to fund our limited levels of operations beyond one year’s time.  During the period from inception till this time we had no revenue.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  There is no assurance we will ever reach that stage.  To meet our need for cash we are attempting to raise money from this offering.  We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.

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If we need additional cash and cannot raise it our director Juvenal Victor Fontes Dos Santos verbally agreed to provide additional cash for the Company.  Even if we raise $120,000 from this offering, it will last one year, but we may need more funds, and we will have to revert to obtaining additional money.  We will not use the net proceeds from the offering to pay compensation to Mr. Fontes Dos Santos or to repay the loan from Mr. Fontes Dos Santos.

In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations, using funds as follows:

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds
Shares Sold	1,000,000	2,000,000	3,000,000	4,000,000
Gross Proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000

Net Proceeds to the Company
Use of Proceeds:
Legal & Accounting	$10,000	$10,000	$10,000	$10,000
Website maintenance and updates	$3,000	$11,000	$18,000	$30,000
AI Development	$6,000	$22,000	$36,000	$48,000
Marketing and advertising	$1,000	$7,000	$16,000	$22,000
Total	$20,000	$50,000	$80,000	$110,000

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing.  Our initial funding is based on a loan agreement under which our director, Juvenal Victor Fontes Dos Santos, committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided to date. Further we do not expect significant changes in the number of employees.  Upon completion of our public offering, our specific goal is to profitably sell our service.  Our plan of operations is as follows:

Please see our Use of Proceeds section for more details.  If we need additional funding, we will have to possibly look into obtaining additional financing by way of a private debt or equity financing.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for operational costs.  This is because we have generated no revenues as of the date of the original registration filing.  During first months after completion of this offering, we will establish our administrative systems and develop our web site for prospective clients but as well as investor relations compliance and until this time, we do not believe that our operations will be profitable.  There is no assurance we will ever reach that stage.

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After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.

Our plan of operations following the completion and priority of spending raised funds if any is as follows:

If only an estimated 25% of the offering is sold, we expect to receive net proceeds of approximately $20,000, after deducting offering expenses estimated at $10,000. In such a case, we intend to allocate approximately $10,000 of the net proceeds to legal and accounting services necessary for ongoing regulatory compliance. We would allocate approximately $3,000 to website maintenance and updates efforts, $6,000 to AI development initiatives, and approximately $1,000 would be used for marketing and advertising to increase brand awareness and attract initial users.

If approximately 50% of the offering is sold, we anticipate receiving net proceeds of approximately $50,000, after deducting offering expenses estimated at $10,000. In this scenario, $10,000 would still be allocated to legal and accounting services, while approximately $11,000 would be used for further development of our website to enhance functionality and user experience. We would allocate $22,000 to continued development of our proprietary AI technology, and approximately $7,000 to marketing and advertising campaigns intended to expand our reach and promote platform adoption.

If approximately 75% of the offering is sold, we estimate receiving net proceeds of approximately $80,000, after deducting offering expenses estimated at $10,000. Of this amount, $10,000 would be allocated to legal and accounting services. Approximately $18,000 would be directed toward website maintenance and updates, while $36,000 would support ongoing AI development and product optimization. Approximately $16,000 would be used for marketing and advertising to grow our customer base and improve market visibility.

If we are successful in selling 100% of the offering, we expect to receive net proceeds of approximately $110,000, after deducting offering expenses estimated at $10,000. We intend to allocate $10,000 to legal and accounting services, and $30,000 to fully develop and refine our web platform. Approximately $48,000 would be allocated to further develop and implement AI capabilities that will enhance the functionality and personalization features of our platform. The remaining $22,000 would be used for an expanded marketing and advertising strategy aimed at accelerating user acquisition and increasing engagement.

We currently have no additional sources of financing and no commitments for financing.  There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms.  If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months.

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As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity.  Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.  In order to become profitable, we may still need to secure additional debt or equity funding.  We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

SEC Filing Plan

We intend to become a reporting company in 2025 after our registration statement on Form S-1 is declared effective.  This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

RESULTS OF OPERATIONS

We had no operating revenues from February 20, 2025 (inception), through April 30, 2025. Our initial funding is based on a loan agreement under which our director, Juvenal Victor Fontes Dos Santos, committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided to date.  There is no assurance that we will ever attain profitability.  As of April 30, 2025 the Company has net loss of $1,429.

LIQUIDITY AND CAPITAL RESOURCES

At April 30, 2025, we had a cash balance of $4,000. Our expenditures over the next 12 months are expected to be approximately $120,000, assuming we sell all shares in this offering.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding.  We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Wyoming for the next 12 months.  We must raise approximately $30,000, to complete our plan of operation for the next 12 months.

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Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock.  If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.  We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities.  In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

We have generated no revenues since inception to April 30, 2025. Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.  Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars.  The Company's fiscal year- end is April 30.

Use of Estimates - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period.

Development Stage Entity – The Company decided to early adopt ASU 2014-10, which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

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Income Taxes - The Company accounts for income taxes under the provisions issued by the FASB, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns.  Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The Company computes tax asset benefits for net operating losses carried forward.  The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Loss Per Common Share - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share.  Basic net loss per share excludes the impact of common stock equivalents.  Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents.  As of April 30, 2025, there were no common stock equivalents outstanding.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer's and director's and their respective ages are as follows:

Name	Age	Positions
Juvenal Victor Fontes Dos Santos Cale Carda, 2, Planta 3 Puerta 6, 46001 Valencia, Spain	33	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Juvenal Victor Fontes Dos Santos

Mr. Fontes Dos Santos has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since February 20, 2025.

Our sole officer and director background mainly contains from following:

Juvenal Victor Fontes Dos Santos holds a Bachelor's degree in Marketing from ESPM – Escola Superior de Propaganda e Marketing. In 2016, Mr. Juvenal Victor Fontes Dos Santos B2W Digital in São Paulo, Brazil. As a Digital Marketing Specialist, he contributed to the company’s international expansion by leading initiatives in online brand positioning and e-commerce strategy.

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In 2019, Mr. Juvenal Victor Fontes Dos Santos took on a senior marketing role at Jeff, a Valencia-based technology startup offering franchise-based wellness services across global markets. At Jeff, he was responsible for developing and implementing digital acquisition strategies and leading brand campaigns across the LATAM and EMEA regions.

Mr. Juvenal Victor Fontes Dos Santos’s extensive hands-on experience in growth marketing, combined with his deep understanding of multicultural markets, brings valuable insight and leadership to the company’s global vision and strategic direction.

Mr. Fontes Dos Santos has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940 during the past 5 years.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, and he does not qualify as an independent director in accordance with the corporate governance requirements of the OTC Markets. The OTC Markets do not impose specific independence requirements; however, companies seeking to qualify for certain OTC tiers, such as OTCQX, must maintain a board with independent directors. Our board of directors has not conducted a formal assessment to determine whether our directors meet any applicable independence criteria under SEC rules or other relevant regulatory frameworks. If we seek to meet the independence requirements for a specific OTC Markets tier in the future, we may need to appoint additional independent directors.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have one employee, our sole officer, Juvenal Victor Fontes Dos Santos.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee.  The Board is of the opinion that such committees are not necessary since the Company is a start-up stage company and has only one director, and to date, such directors have been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

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INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors.  Nevertheless, every effort will be made to ensure that the board of directors hears the views of stockholders, and that appropriate responses are provided to stockholders in a timely manner.  During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2025:

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)*	Option Awards ($)*	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Juvenal Victor Fontes Dos Santos, President	2025	0	0	0	0	0	0	0	0

Our sole officer and director Juvenal Victor Fontes Dos Santos has not received monetary compensation since our inception to the date of this prospectus.  We currently do not pay any compensation to any officer or any member of our board of directors.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any officer or director.

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DIRECTOR COMPENSATION

The following table sets forth director compensation as of April 30, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Opinion Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Juvenal Victor Fontes Dos Santos, President	0	0	0	0	0	0	0

We have not compensated our directors for their service on our Board of Directors since our inception.  There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission.  Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security.  The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days.  Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.  Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.  We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Juvenal Victor Fontes Dos Santos	4,000,000	100%
All directors and executive officers as a group (1 person)		4,000,000	100%

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PLAN OF DISTRIBUTION

We have 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering 4,000,000 shares of its common stock for sale at the price of $0.03 per share.  There is no arrangement to address the possible effect of the offering on the price of the stock.  In connection with the Company’s selling efforts in the offering, Juvenal Victor Fontes Dos Santos will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities.

Juvenal Victor Fontes Dos Santos is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.  Juvenal Victor Fontes Dos Santos will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.  Juvenal Victor Fontes Dos Santos is not, and has not been within the past 12 months, a broker or dealer, and he has not been within the past 12 months, an associated person of a broker or dealer.  At the end of the offering, Juvenal Victor Fontes Dos Santos will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities.  Juvenal Victor Fontes Dos Santos will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of the 4,000,000 shares being offered.  The price per share is fixed at $0.03 for the duration of this offering.  Although our common stock is not listed on a public exchange or other quotation service, we intend to seek to have our shares of common stock on the OTC Markets (OTCQB and OTCQX).  In order to be quoted on the OTC Markets (OTCQB and OTCQX), a market maker must file an application on our behalf in order to make a market for our common stock.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company.  Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents.  The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share. In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.  In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

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Terms of the Offering

The shares will be sold at the fixed price of $0.03 per share until the completion of this offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.  This offering will commence on the date of this prospectus and continue for a period of 12 months (365 days).  At the discretion of our board of director, we may discontinue the offering before expiration of the 12-month period.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Juvenal Victor Fontes Dos Santos is considered to be a promoter, and currently is the only promoter, of Venyra Corporation, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

On April 29, 2025, we issued 4,000,000 shares of common stock to Juvenal Victor Fontes Dos Santos, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.001 per share, for an aggregate value of $4,000.

Our initial funding is based on a loan agreement under which our director, Juvenal Victor Fontes Dos Santos, committed to providing financing for a 5-year term of up to $150,000, of which $17,229 has been provided as of April 30, 2025.

DESCRIPTION OF SECURITIES

GENERAL

Authorized and Issued Stock Number of Shares on April 30, 2025.

Title of Class	Authorized	Outstanding
Common Stock, $0.001 par value per share	75,000,000	4,000,000

COMMON STOCK

Dividends. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Voting Rights. Each share of our Common Stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Conversion Rights. We have not issued and currently have no existing securities that are convertible into shares of our common stock, nor do we possess any rights that can be converted or exchanged into shares of our common stock.

Limitations on Stockholder Actions

Our officer and director is indemnified as provided by the Wyoming Revised Statutes and by our Bylaws. The Corporation may purchase and maintain insurance in a reasonable amount on behalf of any person who is or was a director, officer, agent, or employee of the Corporation against liability asserted against or incurred by such person in such capacity or arising from such person’s status as such.

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Subject to applicable statute, any person made or threatened to be made a party to any action, suit, or proceeding, by reason of the fact that he or she is or was a director, officer, agent, or employee of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with such an action, suit, or proceeding. Notwithstanding the foregoing, no indemnification shall be made by the Corporation of judgment or other final determination establishes that the potential indemnification’s acts were committed in bad faith or were the result of active or deliberate fraud or dishonesty or clear and gross negligence.

WYOMING ANTI-TAKEOVER LAWS

The Wyoming Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.”  This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Wyoming corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.  The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%.  A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares.  The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation.  Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.  The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act.  An Issuing Corporation is a Wyoming corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Wyoming; and (2) does business in Wyoming directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Wyoming.  Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met.  At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Wyoming “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company.  This statute prevents an “interested stockholder” and a resident domestic Wyoming corporation from entering into a “combination,” unless certain conditions are met.  The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation.

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An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof.  A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares.  If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and corporate bylaws contain provisions indemnifying our directors and officers to the fullest extent permitted by Wyoming Revised Statutes. In addition, and as permitted by Wyoming Revised Statutes, our Articles of Incorporation provide that no director will be liable to us or our shareholders for monetary damages for breach of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our shareholders in derivative suits to recover monetary damages against a director for breach of certain fiduciary duties as a director, except that a director will be personally liable for:

-	any breach of his or her duty of loyalty to us or our shareholders;

-	acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

-	the payment of an improper dividend or an improper repurchase of our stock in violation of Wyoming Revised Statutes or in violation of federal or state securities laws; or

-	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus.  This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission.  For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement.  We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules.  The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

Under Rule 12h-3 of the Securities Exchange Act of 1934, as amended, “Suspension of Duty to File Reports under Section 15(d)”, an issuer is eligible for the suspension to file reports pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended, if our shares of common stock are held of record by less than 300 persons at the beginning of any fiscal year after a registration statement is effective.   If we decide to suspend our obligations to file reports, then our shareholders will not receive publicly disseminated information, and their investment would not be liquid and would be a private company.

Once our Registration Statement is effective, management intends to file a Form 8-A which registers our class of common stock under Section 12 of the Exchange Act and. to file reports pursuant to Section 13(a)of the Securities Exchange Act of 1934, as amended.

LEGAL OPINION

Thomas C. Cook, Esq. of The Law Offices of Thomas C. Cook will pass upon the validity of the issuance of the common stock.

EXPERTS

The audited financial statements as of April 30, 2025 included in this prospectus have been audited by Victor Mokuolu, CPA PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in Venyra Corporation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Victor Mokuolu, CPA PLLC is our registered independent public registered accounting firm.  There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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VENYRA CORPORATION

PART I — FINANCIAL INFORMATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and

Board of Directors of Venyra Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Venyra Corporation (the “Company”) as of April 30, 2025, and the related statements of operations, stockholder’s equity, and cash flows for the period, February 20, 2025 (Inception) through April 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2025, and the results of its operations and its cash flows for the period February 20, 2025 (Inception) through April 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Going Concern, to the financial statements, the Company has an accumulated deficit of $1,429 as of April 30, 2025, and the Company has not established sufficient revenue sources to cover its operating costs. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2025.

Houston, Texas

July 18, 2025 PCAOB ID: 6771

   Venyra Corporation

Balance Sheet

As of April 30, 2025

ASSETS
Current Assets
Cash	$4,000
Total Current Assets	4,000

Intangible Assets	19,300
Total Intangible Assets	19,300
TOTAL ASSETS	$23,300

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities
Current Liabilities
Accounts Payable	$3,500
Loan from Related Parties	17,229
Total Current Liabilities	20,729
Total Liabilities	$20,729
Stockholder’s Equity
Common stock, $0.001 par value -authorized 75,000,000 shares, issued and outstanding 4,000,000 shares at April 30, 2025	4,000
Accumulated Deficit	(1,429)
Total Stockholder’s Equity	$2,571
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$23,300

See accompanying notes, which are an integral part of these financial statements

Venyra Corporation

Statement of Operations

For the period from February 20, 2025 (Inception) to April 30, 2025
REVENUES	$-
OPERATING EXPENSES
General & Administrative Expenses	1,429
Amortization	-
TOTAL OPERATING EXPENSES	$1,429

LOSS FROM OPERATIONS	$(1,429)

NET INCOME (LOSS)	$(1,429)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	114,286
NET LOSS PER SHARE: BASIC AND DILUTED	$(0.01)

See accompanying notes, which are an integral part of these financial statements.

Venyra Corporation

Statement of Changes in Stockholder’s Equity

For the period from February 20, 2025 (Inception) to April 30, 2025

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholder’s
	Shares	Amount	Capital	Deficit	Equity

Balance as at February 20, 2025 (Inception)	-	$-	$-	$-	$-
Net Loss	-	-	-	(1,429)	(1,429)
Common Shares Issued for Cash	4,000,000	4,000	$-	$-	$4,000
Balance at April 30, 2025	4,000,000	$4,000	$-	$(1,429)	$2,571

See accompanying notes, which are an integral part of these financial statements.

Venyra Corporation

Statement of Cash Flows

For the period from February 20, 2025 (Inception) to April 30, 2025
OPERATING ACTIVITIES
Net Income (Loss)	$(1,429)
Adjustments to Reconcile Net loss
Changes in Operating Assets and Liabilities:
Accounts Payable	3,500
Net Cash Provided by Operating Activities	$2,071

INVESTING ACTIVITIES
Intangible Assets	(19,300)
Net Cash Used in Investing Activities	$(19,300)

FINANCING ACTIVITIES
Proceeds from Loan from Related Parties	17,229
Proceeds from the Sale of Common Stock	4,000
Net Cash Provided by Financing Activities	$21,229

Net Cash Decrease for Period	$4,000

Cash at Beginning of Period	$-
Cash at End of Period	$4,000

SUPPLEMENTAL CASH FLOW INFORMATION
Cash payments for:
Interest	$-
Income taxes	$-

See accompanying notes, which are an integral part of these financial statements.

Venyra Corporation

Notes to the Financial Statements

For the period from February 20, 2025 (Inception) to April 30, 2025

Note 1 – Nature of Business

Venyra Corporation (“the Company”) was incorporated under the laws of the State of Wyoming, U.S. on February 20, 2025 (Inception). Venyra Corporation is a technology-driven company developing a platform with AI-powered services aimed at simplifying and enhancing the startup journey. Our mission is to empower entrepreneurs, solopreneurs, and small business teams by providing them with innovative, efficient, and user-friendly tools for business planning, branding, and strategic development.

We have launched the initial version of our website, which currently functions as an informational hub for our services and mission. We intend to integrate AI-powered services and a news and insights section into our website, thereby transforming it into a comprehensive platform. Users will also be able to have access and test our API-based services directly through the website, including the generation of business plans, brand identities, and other key strategic deliverables. (An API, or Application Programming Interface, is essentially a set of rules that allows other programs to connect securely with our services to access data or use its functions.) Our primary offering will be the AI-powered Business Plan Generator API, a service designed to assist users in creating structured, comprehensive business plans related to their specific industry and strategic objectives.

Note 2 – Going Concern

The financial statements were prepared on a going concern basis that the Company will be able to settle its obligations and make use of its assets in the ordinary course of business in the near future. Venyra Corporation generated no revenue and incurred a net loss of $1,429 from February 20, 2025 (Inception) to April 30, 2025 and further losses are anticipated in the development of its business. As a result, there is substantial doubt about the Company's ability to operate as a going concern.

For the Company to continue as a going concern, it must generate profits in the future or obtain the necessary funding to meet its obligations and pay liabilities incurred during normal business operations when they fall due. Management intends to fund its operational expenses for the upcoming year using a combination of cash on hand, loans from directors, and/or proceeds from a private offering of Common Stock.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted an April 30 fiscal year-end.

Fair Value of Financial Instruments

For the Company's financial instruments, which comprise cash, accounts payable, and advances payable to its sole officer and director, their carrying amounts are approximate to their fair value. This alignment is due to the short timeframe between their inception and their expected realization.

Fair value is classified into three levels:

Level 1: Based on observable inputs, such as active market quoted prices.

Level 2: Based on inputs other than active market quoted prices that are either directly or indirectly observable.

Level 3: Based on unobservable inputs, necessitating an entity to develop its own assumptions due to a lack of market data.

Consistent with the above, the carrying value of cash and the Company's loan from its shareholder also approximates fair value due to their short-term maturity.

Use of Estimates

Preparing financial statements in accordance with generally accepted accounting principles necessitates management's use of estimates and assumptions. These estimates influence the reported values of assets and liabilities, the disclosure of contingent assets and liabilities at the financial statement date, and the reported revenues and expenses during the period. Actual outcomes may vary from these estimates.

Cash and Cash Equivalents

The Company defines cash equivalents as highly liquid instruments bought with a maturity of three months or less, provided they are not held for investment. On April 30, 2025, our cash balance was $4,000.

Intangible Assets

The Company recognizes and discloses certain intangible assets in its financial statements in accordance with ASC Subtopic 350-40, Internal-Use Software, and ASC Subtopic 360-10. Internal-use software, as defined by ASC 350-40-15-2A, meets two criteria:

- The software is acquired, developed, or modified solely for our internal use.

- During its development or modification, there's no substantive plan to sell it externally.

ASC Subtopic 350-40 requires assets to be recorded at the cost to develop the asset and requires an intangible asset to be amortized over its useful life. Costs to renew or extent the term of an intangible asset is expensed as incurred.

As of April 30, 2025, we've capitalized $19,300, representing costs associated with the development of our website. These costs are being amortized over a five-year period, resulting in an expected depreciation amortization expense of $321 per month. We had no amortization charges for the period ended April 30, 2025. In the future, we plan to engage in development and capitalize expenses related to the API.

Impairment of Long-Lived Assets

The Company regularly checks for events or changes that could signal that the carrying amounts of long-lived assets might not be recoverable. When these conditions exist, the Company evaluates if the assets can be recovered by seeing if their carrying value will be covered by their undiscounted expected future cash flows. If the sum of these future cash flows is less than the assets' carrying amount, the Company records an impairment loss, which is the amount by which the carrying amount exceeds the fair value of the assets. Assets intended for disposal are valued at the lower of their carrying amount or their fair value less the costs to sell.

Net Income (Loss) per Common Share

Net income (loss) per common share is calculated according to FASB Accounting Standards Codification ("ASC") 260, "Earnings Per Share."

Basic net income (loss) per common share is determined by dividing net income (loss) by the weighted average number of common shares outstanding during the period.

Diluted net income (loss) per common share is calculated by dividing net income (loss) by the weighted average number of common shares and all potentially dilutive common shares outstanding during the period. This reflects the potential dilution from common shares that could be issued through contingent share arrangements, stock options, and warrants.

No potentially dilutive common shares were outstanding for the period included.

Revenue Recognition

As of the date of this filing, the Company has not generated any revenues and has not yet commenced commercial operations. However, the Company has adopted Accounting Standards Codification No. 606, Revenue from Contracts with Customers ("ASC 606"), as its revenue recognition policy, and will apply this guidance upon commencement of revenue-generating activities. Under ASC 606, revenue will be recognized when promised goods or services are transferred to the customer. The revenue amount recognized should reflect the total consideration the company expects to receive for these goods or services. The Financial Accounting Standards Board (FASB) developed a five-step approach to guide entities in determining when and how much revenue to recognize:

Step 1: Identify the contract with a customer.

Step 2: Identify the performance obligations within the contract.

Step 3: Determine the transaction price.

Step 4: Allocate the transaction price to each performance obligation.

Step 5: Recognize revenue as (or when) each performance obligation is satisfied.

Upon the launch of its commercial API, The Company plans to offer API keys that allow access to a defined number of processing requests using its software. The Company's policy generally requires payment upon invoicing. Upon receipt of payment, the Company will provide the key to the service and specifies the period of time (usually 1 month) during which these requests must be used. In some cases, the Company may provide the key before payment with an agreed payment date in the concluded agreement. The Client may not transfer the access key to third parties. Revenue will be recognized by the Company pro rata over the specified period of time during which the Client is provided access to our software.

Foreign Currency

The U.S. dollar serves as the Company's functional and reporting currency. For transactions that take place in foreign currencies, management follows ASC 830, "Foreign Currency Matters." Monetary assets and liabilities held in foreign currencies are translated using the exchange rate active on the balance sheet date. Non-monetary assets and liabilities in foreign currencies are translated at the exchange rates in effect when the transaction occurred. Revenues and expenses are translated using average monthly rates. Any gains and losses resulting from the translation or settlement of foreign currency denominated transactions or balances are recognized in the Statement of Operations.

Dividends

The Company has no dividend policy in place and has not paid any dividends during the periods shown.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and does not believe any of these pronouncements will have a material impact on the Company.

Note 4 – Capital Stock

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share.

On April 29, 2025 the Company has issued 4,000,000 shares of common stock to its President and Sole Director, Juvenal Victor Fontes Dos Santos, at $0.001 per share.

During the period from February 20, 2025 (Inception) to April 30, 2025 the Company has issued 4,000,000 shares of common stock.

Note 5 – Related Party Transactions

The Company may receive advances from related parties to meet its financial needs until it becomes self-sustaining or secures enough funding through equity sales or traditional debt.

As of April 30, 2025, the CEO and sole director of the Company had advanced $17,229 under the original loan agreement dated March 3, 2025 for advances up to $150,000. The loan is non-interest bearing and it is payable on demand.

As of April 30, 2025, the CEO and sole director of the Company had advanced $17,229 under the original loan agreement dated March 3, 2025 for advances up to $150,000. No interest is charged on this loan agreement, which is fully secured and shall become immediately due and payable upon written demand by the Lender.

Note 6 – Commitments and Contingencies

Litigation

The Company wasn't subject to any legal proceedings.

Note 7 – Subsequent Events

Consistent with ASC 855, 'Subsequent Events,' the Company analyzed its operations after April 30, 2025, and concluded there are no material subsequent events to report in these financial statements, except that on May 26, 2025, the Company entered into an API Development Agreement for the development of its AI Business Plan Generator. The development of this API is expected to be completed by the end of July, 2025.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company.

SEC Registration Fee	$$18
Auditors Fees and Expenses	$$5,000
Legal Fees and Expenses	$$1,500
Miscellaneous fees and expenses	$$500
TOTAL	$$7,018

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Wyoming Business Corporation Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct.  The indemnity is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption.  Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred.  Insofar as indemnification for liabilities arising under the Securities

Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On April 29, 2025, we issued 4,000,000 shares of common stock to Juvenal Victor Fontes Dos Santos, our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a Director, at a price of $0.001 per share, for an aggregate value of $4,000, the foregoing offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in transactions pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of the Thomas C. Cook, Esq. of The Law Offices of Thomas C. Cook
10.1	Loan Agreement dated March 3, 2025
10.2	Website Development Agreement
10.3	Amendment to Website Development Agreement
10.4	Promissory Note
23.1	Consent of Victor Mokuolu, CPA PLLC
99.1	Subscription Agreement
107	Filing Fee Table

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 18th day of July, 2025.

Venyra Corporation.

By:		/s/ Juvenal Victor Fontes Dos Santos
	Name:	Juvenal Victor Fontes Dos Santos
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement

Signature	Title	Date

/s/ Juvenal Victor Fontes Dos Santos	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	July 18, 2025
Juvenal Victor Fontes Dos Santos

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